                                                                    EXHIBIT 4.3


                                [Face of Note]

CUSIP NO.               R. R. DONNELLEY & SONS COMPANY

REGISTERED NO. FXB         MEDIUM-TERM NOTE, SERIES __   PRINCIPAL AMOUNT:

                                  (Fixed Rate)

          If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "U.S. Depositary") or a nominee of the U.S. Depositary, this Note is a global Note and the following legend is applicable:
Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

     The following summary of terms is subject to the information set forth on the reverse hereof:

                            OPTIONAL REDEMPTION: [_] YES     [_] NO

ORIGINAL ISSUE DATE:        INITIAL REDEMPTION DATE:

STATED MATURITY:            REDEMPTION PRICE:  Initially     % of Principal
                            Amount and declining by      % of the Principal
SPECIFIED CURRENCY:         Amount on each anniversary of the Initial
                            Redemption Date until the Redemption Price is
AUTHORIZED DENOMINATIONS:   100% of the Principal Amount.

OPTION TO ELECT PAYMENTS IN
U.S. DOLLARS  [_] YES    [_] NO

FORM:  [_]   BOOK-ENTRY
       [_]   CERTIFICATED   OPTION TO ELECT REPAYMENT:  [_]  YES    [_]  NO

INTEREST RATE:              OPTIONAL REPAYMENT DATES:

INTEREST PAYMENT DATE[S]:   OPTIONAL REPAYMENT PRICES:

REGULAR RECORD DATE[S]:     OPTIONAL INTEREST RESET:   [_]  YES   [_]  NO

OVERDUE RATE:               OPTIONAL INTEREST RESET DATES:

U.S. DEPOSITARY:            OPTIONAL EXTENSIONS OF MATURITY: [_] YES   [_] NO

CURRENCY DETERMINATION
 AGENT:                     EXTENSION PERIOD:

AMORTIZING NOTE:
  [_] YES [_] NO            NUMBER OF EXTENSION PERIODS:

OTHER PROVISIONS:           FINAL MATURITY DATE:

          If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT
  SECURITY:                 TOTAL AMOUNT OF OID:  ISSUE PRICE (expressed as a
                                                  percentage of aggregate
[_]   Yes       [_]   No                          principal amount):

YIELD TO MATURITY:          SHORT ACCRUAL         METHOD USED TO
                            PERIOD OID:           DETERMINE YIELD FOR
                                                  SHORT ACCRUAL PERIOD:

                                                  [_]   Approximate    [_] Exact

          R. R. DONNELLEY & SONS COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
                      , or registered assigns, the principal sum set forth above on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be. (Continued on next page.)

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATION     R. R. DONNELLEY & SONS COMPANY
  OF AUTHENTICATION
This is one of the
Securities of the           By:___________________________________
series designated herein    Its:__________________________________
and referred to in the
within-mentioned Indenture.

CITIBANK, N.A.              Attest: _______________________________
as Trustee                            Its: ________________________
By: ___________________

                        (Continued from previous page.)

          Interest will be paid on the Interest Payment Date or Dates shown above ("Interest Payment Dates"), commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on Stated Maturity, and, if specified above, interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the overdue rate per annum set forth above.
The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date set forth above next preceding such Interest Payment Date, which shall be the fifteenth calendar day next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof to be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payments of interest to be paid in U.S. dollars (other than interest, and if this is an Amortizing Note, principal (if this is not a global Note) payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security Register as of the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Note, principal on this Note may be made by wire transfer of immediately available funds to an account maintained by such Holder with a bank located in the United States as designated by the Holder not less than 15 calendar days prior to the Interest Payment Date. If a Holder holds U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (including the same Interest Payment
Date) (or is the Holder of the equivalent thereof in a Specified Currency other than U.S. dollars), such Holder shall be entitled to receive payments of interest (other than at Stated Maturity or upon earlier redemption or repayment) in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Trustee, as provided below), the Holder shall provide appropriate payment instructions to the Trustee, and all such payments will be made in immediately available funds to a bank account maintained by the Holder in the country of the Specified Currency (or, with respect to ECUs, Brussels). If such a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. In the event that payment is so made in accordance with the instructions of the Holder, such wire transfer shall be deemed to constitute full and complete payment of such interest and principal on this Note. If this is not a global Note, payment of the principal, premium, if any, and interest payable at Maturity in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire instructions at the principal office of the Trustee, provided that the Note is presented in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

          If the Holder of this Note (as indicated above) is the U.S. Depositary or a nominee of the U.S. Depositary, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY OR BY THE U.S. DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE U.S. DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                               [Reverse of Note]

                         R. R. DONNELLEY & SONS COMPANY

                           MEDIUM-TERM NOTE, SERIES __


          SECTION 1. General. This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1990 (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions and may otherwise vary, all as provided in the Indenture. The Notes are limited to $___,000,000 in aggregate principal amount (or the equivalent thereof in the Specified Currency, calculated at the Market Exchange Rate on the applicable trade date).

          SECTION 2. Payments. Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Stated Maturity or earlier redemption or repayment.

          Interest payments on each Interest Payment Date for this Note will include accrued interest from the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or the date of Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

          Unless otherwise specified on the face hereof, if this Note is specified on the face hereof as an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is specified on the face hereof as an Amortizing Note, a table setting forth repayment information in respect to this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

          If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, except as provided below, payments of interest and principal (and premium, if any) with respect to this Note will be made in U.S. dollars if the Holder of this Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at its principal office on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. Any such request made with respect to this Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to this Note payable to such Holder, unless such request is revoked by written notice received by the Paying Agent on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). A Holder whose Note is registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

          The U.S. dollar amount to be received by a Holder of a Note who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date (the "Conversion Date") from the bank composite or multicontributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business day next preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on this Note will be borne by the Holder by deductions from such payment. Any currency determination agent (the "Currency Determination Agent") is specified on the face hereof.

          If payment in respect of this Note is required to be made in any currency unit (e.g. ECUs) and such currency unit is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of this Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency as of the Conversion Date. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

          If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

          All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

          All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit or dollar amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward) or nearest cent, as the case may be.

          SECTION 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at the redemption price specified on the face hereof, together with accrued and unpaid interest to the date of redemption, but interest installments whose Stated Maturity is on or prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 calendar days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          SECTION 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with interest accrued and unpaid thereon to the date of repayment. In order for this Note (if it is repayable at the option of the Holder) to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (first class, postage prepaid). If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of this Note shall be irrevocable, except that a Holder who has tendered this Note for repayment may revoke any such tender for repayment by written notice to the Paying Agent received prior to the close of business on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

          SECTION 5. Optional Interest Reset. If so specified on the face hereof, the interest rate on this Note may be reset by the Company on the date or dates specified on the face hereof (each an "Optional Interest Reset Date"). The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to each Optional Interest Reset Date, the Trustee will send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable.
All Notes with respect to which the interest rate is reset on an Optional Interest Reset Date will bear such higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

          If the Company elects prior to an Optional Interest Reset Date to reset the interest rate of this Note, the Holder of this Note will have the option to elect repayment of this Note by the Company on such Optional Interest Reset Date at a price equal to the principal amount hereof plus interest accrued and unpaid thereon to such Optional Interest Reset Date. In order to obtain repayment on an Optional Interest Reset Date, the Holder must follow the procedures set forth under Section 4 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Note for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to the close of business on the tenth calendar day prior to such Optional Interest Reset Date.

          SECTION 6. Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity of this Note may be extended at the option of the Company for the period or periods of from one to five whole years specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth on the face hereof. The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) to the Holder of this Note not later than 40 calendar days prior to the Original Stated Maturity Date a notice (the "Extension Notice") indicating (i) that the Company has elected to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's sending of the Extension Notice, Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days before the Original Stated Maturity Date of this Note, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which Stated Maturity is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

          If the Company extends the Stated Maturity of this Note, the Holder will have the option to elect repayment of this Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount hereof, plus interest accrued and unpaid thereon to such date. In order to obtain repayment on the Original Stated Maturity Date once the Company has extended the Stated Maturity hereof, the Holder must follow the procedures set forth under
Section 4 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered this Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to the close of business on the tenth calendar day before the Original Stated Maturity Date.

          SECTION 7. Sinking Fund. This Note will not be subject to any sinking fund.

          SECTION 8. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the yield to maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

          SECTION 9. Events of Default. If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount so declared due and payable shall be the Amortized Face Amount of this Note as of the date of such declaration.

          SECTION 10. Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

          SECTION 11. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          SECTION 12. Authorized Denominations. Unless otherwise noted on the face hereof, the Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          SECTION 13. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which shall initially be the Trustee, 111 Wall Street, 5th Floor, New York, N.Y. 10043 (Attention: Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in The City of New York) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          If this Note is a global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the U.S. Depositary notifies the Company that it is unwilling or unable to continue as U.S. Depositary for this global Note or if at any time the U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Notes represented hereby has occurred and is continuing, provided that the definitive Notes so issued in exchange for this permanent global Note shall be in denominations of $100,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent global Note, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          SECTION 14. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

          SECTION 15. Governing Law. The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 16. Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes. "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close; provided that with respect to a Specified Currency, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Specified Currency (or in the case of ECUs, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payment on ECUs shall not be made).

                           OPTION TO ELECT REPAYMENT


         [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


          The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at (i) the applicable Optional Repayment Price indicated on the face hereof, together with interest accrued and unpaid thereon to the date of repayment, if this Note is to be repaid pursuant to Section 4 of this Note, or
(ii) 100% of the principal amount of this Note to be repaid plus interest accrued and unpaid thereon to the Optional Interest Reset Date, if this Note is to be repaid pursuant to Section 5 hereof, or to the Original Stated Maturity Date, if this Note is to be repaid pursuant to Section 6 hereof. Specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):



______________________________.

Dated: _______________________         ___________________________________
                                       Signature
                                       Sign exactly as name appears on the
                                       front of this Note.

Principal amount to be repaid          Indicate address where check
if amount to be repaid is less         is to be sent, if repaid:
than the entire principal amount
of this Note (principal amount         ___________________________________
remaining must be an
authorized denomination)               ___________________________________

$ ______________________

(which shall be an integral
multiple of $1,000 or, if
the Note is denominated in
a currency other than U.S.             SOCIAL SECURITY OR OTHER
dollars, of an amount equal            TAXPAYER ID NUMBER
to the integral multiples
referred to on the face hereof         _____________________________
under "Authorized Denominations"
(or, if no such reference is
made, an amount equal to the
minimum Authorized Denomination)).

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT  -  ............Custodian............
                                 (Cust)               (Minor)
                                 Under Uniform Gifts to Minors Act
                                 .................................
                                              (State)

    Additional abbreviations may also be used though not in the above list.



                      ____________________________________



          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
 ______________________________
|                              |
|______________________________|



________________________________________________________________________________
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:  _________________     ____________________________________________
                              Signature
                              Sign exactly as name appears on the
                              front of this Note
                              [SIGNATURE MUST BE GUARANTEED by a
                              commercial bank, a trust company or by
                              a member of the New York Stock Exchange]



NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.